UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) July 15, 2019

electroCore, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38538	20-3454976
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

150 Allen Road, Suite 201

Basking Ridge, NJ 07920

(Address of principal executive offices and zip code)

(973) 290-0097

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.001 Per Share	ECOR	NASDAQ Global Select Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 8.01 Other Events

On July 15, 2019, electroCore, Inc. (the “Company”) issued a press release announcing the filing of a shelf-registration statement on Form S-3 with the Securities and Exchange Commission. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

On July 8, 2019, a purported stockholder of the Company served a putative class action lawsuit in the Superior Court of New Jersey for Somerset County captioned Paul Kuehl vs. electroCore, Inc., et al., Docket No. SOM L-000876-19. In addition to the Company, the defendants include present and past directors and officers, the underwriters for the Company’s initial public offering, and two stockholders of the Company. The plaintiff seeks to represent a class of stockholders who purchased common stock of the Company in its initial public offering or whose purchases are traceable to that offering. The complaint alleges that the defendants violated Sections 11, 12(a)(2) and 15 of the Securities Act of 1933 with respect to the registration statement and related prospectus for the initial public offering. The complaint seeks unspecified compensatory damages, interest, costs and attorneys’ fees. The Company intends to vigorously defend itself; however, in light of, among other things, the preliminary stage of the litigation, the Company is unable to provide any assurances as to the ultimate outcome of the lawsuit and is unable to make a meaningful estimate of the amount or range of loss, if any, that could result from an unfavorable outcome.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press release dated July 15, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

electroCore, Inc.

July 15, 2019	/s/ Brian Posner
Brian Posner
Chief Financial Officer